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                                                                    EXHIBIT 99.3


Search Capital Group, Inc.
700 North Pearl Street, Suite 400
Dallas, Texas  75201


I hereby consent to my being named as a director of Search Capital Group, Inc. to be elected at the annual meeting of the stockholders of Search and to other references to my name in the registration statement, on Form S-4, being filed on behalf of Search Capital Group, Inc. in connection with its proposed acquisition of MS Financial, Inc.


/s/ JAMES B. STUART JR.                           5/7/97
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Signature                                         Date